Exhibit 10.12C

FIRST PACTRUST BANCORP, INC.

2011 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

RS No.

Shares of Restricted Stock are hereby awarded on             , 20         by First PacTrust Bancorp, Inc., a Maryland corporation (the “Corporation”), to              (the “Grantee”), in accordance with the following terms and conditions:

1. Share Award. The Corporation hereby awards to the Grantee              shares (the “Shares”) of the voting common stock of the Corporation (“Common Stock”) pursuant to the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions and subject to the restrictions in the Plan and as hereinafter set forth. A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto. Capitalized terms used herein which are not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2. Restrictions on Transfer and Restricted Period. Except as otherwise provided in Section 3 or Section 8 of this Agreement, during the period (the “Restricted Period”) commencing on the date of this Agreement and terminating on             , 20        , Shares with respect to which the Restricted Period has not lapsed may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee. Shares with respect to which the Restricted Period has lapsed shall sometimes be referred to herein as “Vested.”

Except as otherwise provided in Section 3 or Section 8 of this Agreement, provided that the Grantee is then serving as a Director or an Employee of the Corporation or any Subsidiary, Shares shall become Vested in accordance with the following schedule:

Date of Vesting	Number of Shares Vested

3. Termination of Service. Upon the termination of the Grantee’s service, the Shares shall become forfeited or Vested, as the case may be, as and to the extent provided in Sections 8.9 and 8.10 of the Plan.

4. Issuance of the Shares. Promptly after the date of this Agreement, the Corporation shall recognize the Grantee’s ownership of the Shares through (i) a crediting of the Shares to a book entry account maintained by the Corporation (or its transfer agent or other designee) for the benefit of the Grantee, with appropriate electronic notation of the restrictions on transfer provided herein, or another similar method, or (ii) the issuance of a certificate representing the Shares in the name of the Grantee, bearing any legend that the Corporation deems appropriate to reflect the restrictions on transfer provided herein, to be held in custody by the Corporation or its designee for the benefit of the Grantee until the Shares represented thereby become Vested.

The Grantee agrees that simultaneously with the execution of this Agreement, the Grantee shall execute the stock power attached hereto and that the Grantee shall promptly deliver such stock power to the Corporation. The Grantee further agrees to execute and deliver any and all additional stock powers and/or other instruments as the Corporation from time to time requests as it may, in its judgment, deem to be advisable to fulfill the purposes of this Agreement.

5. Grantee’s Rights. Subject to all limitations provided in this Agreement, the Grantee, as owner of the Shares during the Restricted Period, shall have all the rights of a stockholder, including, but not limited to, the right to receive all dividends and other distributions paid on the Shares and the right to vote such Shares. If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions then applicable to the Shares with respect to which they were paid.

6. Vesting. Upon Shares becoming Vested, the Corporation shall release such Shares to the Grantee (i) by appropriate transfer to an unrestricted book entry account maintained by the Corporation (or its transfer agent or other designee) for the benefit of the Grantee (or, if the Grantee is deceased, to the Grantee’s legal representative) or by other appropriate electronic notation of the lapse or expiration of the Restricted Period with respect to such Shares, (ii) by delivering to the Grantee (or, if the Grantee is deceased, to the Grantee’s legal representative) a certificate issued in respect of such Shares (without any legend contemplated by Section 4 above), or (iii) by any other means deemed appropriate by the Corporation.

7. Adjustments for Changes in Capitalization of the Corporation. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Corporation affecting the shares of the Corporation’s Common Stock, such adjustment shall be made in the number and class of shares subject to this Agreement as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of shares covered by this Agreement shall always be a whole number.

8. Effect of Change in Control. If a Change in Control shall occur, all previously unvested Shares shall become Vested in full. Notwithstanding the foregoing, no Shares which have previously been forfeited shall thereafter become Vested.

9. Delivery and Registration of Shares of Common Stock. The Corporation’s obligation to deliver the Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any other Federal, state or local securities regulation. It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation. The Corporation shall not be required to deliver any shares of Common Stock hereunder prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

10. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be binding and conclusive upon the Grantee or the Grantee’s legal representatives with regard to any question arising hereunder or under the Plan.

11. Grantee Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate the Grantee’s employment or service at any time, nor confer upon the Grantee any right to continue in the employ or service of the Corporation or any Subsidiary.

12. Withholding Tax. Upon Shares becoming Vested (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Code, or any successor provision thereto), the Corporation may withhold from any payment or distribution made hereunder sufficient Shares to cover any applicable withholding and employment taxes, or require the Grantee to remit to the Company an amount sufficient to satisfy such taxes. The Corporation shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments, or require the Grantee to remit to the Company an amount sufficient to satisfy such taxes.

13. Grantee Acceptance. The Grantee shall signify the Grantee’s acceptance of the terms and conditions of this Agreement by signing in the space provided below, by signing the attached stock power, and by returning a signed copy hereof and of the attached stock power to the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

FIRST PACTRUST BANCORP, INC.

By:

ACCEPTED:

(Street Address)

(City, State & Zip Code)

STOCK POWER

For value received, I hereby sell, assign, and transfer to First PacTrust Bancorp, Inc. (the “Corporation”) all shares of the voting common stock of the Corporation, standing in my name on the books and records of the Corporation (whether in certificated form or book-entry or similar form), that are issued to me pursuant to that certain Restricted Stock Agreement, dated             , 20        , to which the Corporation and I are parties (as the same may from time to time be amended, the “Agreement”), and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation. To the extent the restrictions on transfer of any portion of such shares under the Agreement have lapsed or expired, this Stock Power shall cease to be of legal effect with respect to that portion of such shares following their release to me, free of restriction, as provided in the Agreement.

Dated:

In the presence of: